Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2025 relating to the financial statements of Calidi Biotherapeutics, Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP
Marcum LLP
Costa Mesa, CA
July 3, 2025

Marcum llp / 600 Anton Boulevard / Suite 1600 / Costa Mesa, CA 92626 / Phone 949.236.5600 / marcumllp.com